Exhibit 99.1

CERTIFICATION UNDER SECTION 906
OF THE
SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report on Form 10-Q of Certron Corporation (the “Company”) for the quarter ended January 31, 2003 as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, Marshall I. Kass , Chief Executive Officer and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Marshall I. Kass

Name :	Marshall I. Kass
Title:	Chairman of the Board and Chief Executive Officer
Date :	March 13, 2003

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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